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                           InVitro International

                          STOCK OPTION AGREEMENT
          UNDER 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                  ______________________________________


                                              Date of Grant:  October 1, 1996


  INVITRO INTERNATIONAL, a California corporation (the "Company") hereby grants to JEFFREY A. SAFCHIK ("Optionee"), pursuant to the 1996 Stock Option Plan for Non-Employee Directors of the Company (the "Plan"), a copy of which is appended hereto and made a part hereof as Schedule I, an option to purchase a total of TWENTY-FIVE THOUSAND (25,000) shares of Common Stock of the Company at a price of ONE DOLLAR ($1.00) per share (subject to adjustment as provided in Section 8 of the Plan), on the terms and conditions set forth in the Plan and hereinafter. This option shall not be exercisable later than on October 1, 2006 (herein referred to as the "Expiration Date"), and may only be exercised at a time when the Optionee is an employee of the Company except as otherwise provided in paragraphs 6(d) and 6(e) of the Plan in the event of termination of service as a director of the Company.

  1. Vesting. Subject to the terms and conditions of this Agreement, the shares subject this option shall be exercisable as follows:

(a) The first EIGHT THOUSAND THREE HUNDRED THIRTY-THREE (8,333) shares covered by this option may be exercised at any time, in whole or in part, from and after OCTOBER 1, 1997; and

(b) The next EIGHT THOUSAND THREE HUNDRED THIRTY-THREE (8,333) shares covered by this option may be exercised at any time, in whole or in part, from and after OCTOBER 1, 1998; and

(c) The remaining EIGHT THOUSAND THREE HUNDRED THIRTY-FOUR (8,334) shares covered by this option may be exercised at any time, in whole or in part, from and after OCTOBER 1, 1999;

provided, however, that in no event shall this option be exercisable later than the Expiration Date.

  2. Termination. This option and all rights hereunder to the extent such rights shall not have been exercised shall terminate and become null and void if the Optionee ceases to be a director of the Company (whether by resignation, retirement, dismissal, death or otherwise), except that (a) in the event of the mandatory retirement pursuant to Board policy, death or permanent disability of the Optionee while











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a director of the Company, this option may be exercised within the applicable period of time and by the persons indicated in paragraph 6(e) of the Plan, and
(b) in the event of the termination of the Optionee's service as a director of the Company for any other reason, this option only to the extent exercisable at the date of such termination may be exercised prior to the expiration of three (3) months from the date of such termination, and shall terminate in all other respects; provided, however, that in no event may this option be exercised after the Expiration Date.

  3. Exercise. This option is exercisable with respect to all, or from time to time with respect to any portion, of the shares then subject to such exercise, by delivering written notice of such exercise, in the form prescribed by the Stock Option Committee, to the principal office of the Secretary of the Company. Each such notice shall be accompanied by payment in full of the purchase price of such shares.

  4. Non-Transferable. This option shall during the Optionee's lifetime be exercisable only by the Optionee, and neither it nor any right thereunder shall be transferable except by will or laws of descent and distribution, or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the option or any right thereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the option by notice to the Optionee and the option shall thereupon become null and void.

  5.    Miscellaneous.

  (a) Neither the granting of this option nor the exercise thereof shall be construed as conferring upon the Optionee any right to continue as a director of the Company, or as interfering with or restricting in any way the right of the Company to terminate such services at any time in accordance with applicable law.

  (b) Neither the Optionee, nor any person entitled to exercise his or her rights in the event of his or her death, shall have any of the rights of a shareholder with respect to the shares subject to the option, except to the extent that certificates for such shares shall have been issued upon exercise of the option as provided for herein.

  (c) The Company is relieved from any liability for the non-issuance or non-transfer or any delay in the issuance or transfer of any shares of Common Stock subject to this option which results from the inability of the Company to obtain, or in any delay in obtaining, from each regulatory body having jurisdiction all requisite authority to issue or transfer shares of Common Stock of the Company in satisfaction of this option if counsel for the Company deems such authority necessary for the lawful issuance or transfer of any such shares.

  (d) No Common Stock acquired by exercise of this option shall be sold or otherwise disposed of in violation of any federal or state securities law or regulation.

  (e) This option shall be exercised in accordance with such administra-tive regulations as the Stock Option Committee may from time to time adopt. All decisions of the Stock Option Committee upon any question arising under the Plan or under this instrument shall be conclusive and binding upon the Optionee and all other persons.



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  IN WITNESS WHEREOF, this Stock Option Agreement has been executed as of the day and year first written above.

                               INVITRO INTERNATIONAL

                               By:  /s/  W. Richard Ulmer
                                    -----------------------
                                    W. RICHARD ULMER, President

[Corporate Seal]

ATTEST:

/s/  Dennnis E. Chenoweth
------------------------------------------
Dennis E. Chenoweth, Senior Vice President












































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